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                                                                   EXHIBIT 99(A)
                                                                   -------------
                      AMENDMENT NO. 4 TO RIGHTS AGREEMENT

          Amendment No. 4 (this "Amendment"), dated as of April 1, 2001, between First Coastal Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, formerly known as ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").

          WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of February 25, 1998, as amended (the "Agreement");

          WHEREAS, the Company has delivered to the Rights Agent an appropriate certificate pursuant to Section 27 of the Agreement; and

          WHEREAS, in accordance with Section 27 of the Agreement, the Company and the Rights Agent desire to amend the Agreement as set forth below.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1. AMENDMENTS TO SECTION 1.

          (a) Section 1(a) of the Agreement relating to the definition of "Acquiring Person" is amended by adding the following at the end thereof immediately following subparagraph (iii):

            "Notwithstanding anything contained in this Agreement to the contrary, neither Norway nor any of its Affiliates or Associates, shall be deemed to be an Acquiring Person solely by virtue of the approval, execution or delivery of the Merger Agreement or the Company Stockholder Agreement, or the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Company Stockholder Agreement."

          (b) Section 1 of the Agreement is amended by adding the following at the end thereof:

            "(ee) The following additional terms have the meanings indicated:

            "Merger" shall mean the merger of the Company with and into Norway in accordance with the General Corporation Law of the State of Delaware upon the terms and subject to the conditions set forth in the Merger Agreement.
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            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April 1, 2001, by and between Norway, Norway Merger Subsidiary, Inc., Norway Savings Bank, Coastal Bank and the Company (as such agreement may be amended from time to time).

            "Company Stockholder Agreement" shall mean the Stockholder Agreement, dated as of April 1, 2001, by and among Norway and certain stockholders of the Company (as such agreement may be amended from time to time).

            "Norway" shall mean Norway Bancorp, Inc., a Delaware corporation.

     SECTION 2. EXPIRATION DATE.

          Section 7(a) of the Agreement is hereby amended by deleting the word "or" that appears immediately prior to the symbol "(iv)," replacing it with a comma, deleting the parenthetical contained at the end of Section 7(a) and by adding the following to the end of the amended Section 7(a):

            ", or (v) the time immediately prior to the Merger Effective Date (as defined in the Merger Agreement), whereupon the Rights shall expire (the earliest of (i), (ii), (iii), (iv) and (v) being herein referred to as the "Expiration Date")."

     SECTION 3. NEW SECTION 35.

          The following is added as a new Section 35 to the Agreement:

            "Section 35.  Merger and Exchange of Stock with Norway

            Notwithstanding anything in this Agreement to the contrary, none of the approval, execution or delivery of the Merger Agreement, or the Company Stockholder Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and the Company Stockholder Agreement


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            shall cause (i) Norway or any of its Affiliates or Associates to be
            deemed an Acquiring Person, (ii) a Stock Acquisition Date to occur,
            (iii) a Distribution Date to occur, or (iv) a Triggering Event."

     SECTION 4. SEVERABILITY.

          If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 5. Governing Law.

          This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state.

     SECTION 6. COUNTERPARTS.

          This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 7. EFFECT OF AMENDMENT.

          Except as expressly modified herein, the Agreement shall remain in full force and effect.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, as of the day and year first above written.

Attest:                           FIRST COASTAL CORPORATION



By: /s/ Patricia J. Briand        By: /s/ Gregory T. Caswell
    ----------------------            ----------------------
    Patricia J. Briand                Gregory T. Caswell
    Corporate Secretary               President and Chief Executive
                                      Officer




Attest:                           MELLON INVESTOR SERVICES LLC



By:  /s/Lee Tinto                 By: /s/ Kimberly A. Crowell
     ------------                     -----------------------
     Lee Tinto                         Kimberly A. Crowell
                                       Assistant Vice President